Exhibit 10.29

SEPARATION AGREEMENT

This Separation Agreement (this "Agreement") is made as of the 13th day of December, 2013, between Enzon Pharmaceuticals, Inc., a Delaware corporation, with offices in Piscataway, New Jersey (the "Company"), and George W. Hebard III (the "Executive").

BACKGROUND

A. This Agreement constitutes the agreement between the Company and the Executive concerning the Executive's separation from employment with the Company.

B. The Company desires to ensure that it can rely on the continued services of the Executive to assist with a transition in the business of the Company, in order to avoid potentially material liabilities, obligations or losses that might arise from such transition if the Company is not able to rely on employees who have experience with the operations of the Company.

TERMS

In consideration of the foregoing premises and for other good and valuable consideration, the Company and Executive agree as follows:

l. Term of Agreement. The term of this Agreement (the "Term") shall commence on the date hereof as first written above and shall continue through the Separation Date. The term “Separation Date” means December 31, 2013.

2. Continuation of Employment. During the Term, the Executive’s employment shall continue on substantially the same terms and conditions as are in effect on the date hereof, subject to changes, if any, required by law. The Executive’s employment shall terminate on the Separation Date.

3. Payments and Benefits Upon Termination.

(a) Subject to the continued employment of the Executive through the Separation Date, the Company shall:

(i) pay to the Executive his regular salary through the Separation Date, and any earned and unused compensated time off, payable in one lump sum payment on the next regular payday following the Separation Date; and

(ii) so long as the Executive continues to provide consulting services for the Company cause each outstanding and unvested equity-based compensation award granted to the Executive in his role as Interim Principal Executive Officer to continue to vest in accordance with its terms. Vesting will cease if the Executive informs the Board of Directors (the “Board”) prior to the applicable vesting date that he is no longer able or willing to provide such services or if the Board informs the Executive prior to the applicable vesting date that his consulting services are no longer required. For the avoidance of doubt, Executive acknowledges that all equity grants made to him as a director have been cancelled.

4. General Release. In consideration of the benefits Executive will receive under this Agreement, to which Executive would not otherwise be entitled, Executive hereby releases and discharges Company, from any and all claims and/or causes of action, known and unknown, which Executive may have or could claim to have against the Company up to and including the date of signing this Agreement. This general release includes, but is not limited to, all claims arising from or during Executive’s employment or as a result of the end of Executive’s employment and all claims arising under federal, state or local laws prohibiting employment discrimination and/or harassment based upon age, race, sex, religion, handicap, national origin, sexual orientation, veteran status, or any other protected characteristic, including but not limited to any and all claims arising under Title VII of the Civil Rights Act of 1964 and 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standard Act, the Sarbanes-Oxley Act, the Health Insurance Portability and Accountability Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, New Jersey Paid Leave Insurance Act, any applicable state wage and hour laws, and/or any other state, federal, or municipal employment discrimination statutes (including but not limited to claims based on age, sex, attainment of benefit plan rights, race, national origin, religion, handicap, sexual orientation, sexual harassment, marital status, retaliation, and veteran status), and/or any other federal, state, or local statute, law, ordinance, or regulation and/or pursuant to any other theory whatsoever, including but not limited to claims related to breach of implied or express employment contracts, breach of the implied covenant of good faith and fair dealing, defamation, wrongful discharge, constructive discharge, negligence of any kind, intentional infliction of emotional distress, whistleblowing, estoppel or detrimental reliance, public policy, constitutional or tort claims, violation of the penal statutes and common law claims, or pursuant to any other theory or claim whatsoever, arising out of or related to employment with the Company and/or any other occurrence from the beginning of time to the date of this Agreement, whether presently asserted or otherwise. This Agreement specifically includes any and all claims, demands, obligations, and/or causes of action for damages or penalties relating to or in any way connected with the matters referred to herein, whether or not now known or suspected to exist, and whether or not specifically or particularly described or referred to herein. Executive expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation, damage, liability and/or cause of action has, through ignorance, oversight or error, been omitted from the terms of this Agreement. Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim, known or unknown to exist, or any portion thereof or interest therein, which such person has or may have had against the Company. This Agreement and release does not, however, require Executive to waive the right to file a charge with or participate before the Equal Employment Opportunity Commission, provided, however, that Executive gives up the right to recover damages and attorneys' fees from such a proceeding. Nor does this Agreement and Release require Executive to waive vested rights, if any, to pension, retiree, health or similar benefits under the Company's existing plans or Executive’s right to enforce this Agreement. Executive specifically acknowledges that he does not have any vested rights to any such pension, retiree, health or similar benefit other than rights as a participant in the Company’s terminated 401K defined contribution retirement plan and as an eligible employee in the Company’s health care plan. Unless otherwise prohibited by law, Executive agrees that should Executive file a lawsuit in court which is found to be barred in whole or part by this Agreement, Executive will pay back to the Company any and all sums paid by the Company to Executive or on Executive’s behalf pursuant to this Agreement and Executive will pay the legal fees incurred by the Company in defending those claims found to be barred.

5. Provision of Consulting Services. Executive agrees to continue to serve as Principal Executive Officer and to render to the Company following the Separation Date such reasonable consulting services as the Company may from time to time reasonably request. In consideration of such services, Company agrees to pay to Executive a fee of $250 per hour for each hour or portion of an hour worked. The Company agrees to reimburse Executive for his reasonable expenses incurred in connection with his performance of services hereunder, provided that any such expense in excess of one thousand dollars ($1,000) must be pre-approved by the Company. Executive agrees to retain and provide the Company with evidence of his performance of services and any such expenses reasonably acceptable to the Company as a condition to his entitlement to any compensation hereunder. For the avoidance of doubt, the provisions in this paragraph 5 can be terminated by the Company or the Executive at any time, for any reason.

6. Indemnification and Insurance. The Company shall indemnify Executive and hold him harmless from and against any claim, liability and expense (including, without limitation, reasonable attorney fees) made against or incurred by him by any third party (excluding the Company and its affiliates) in connection with his employment by or consulting services to the Company. Such indemnification shall be provided in a manner and to an extent that is not less favorable to the Executive as the indemnification protection that is afforded by the Company to any other officer of comparable title and that is consistent with industry custom and standards.

7. Section 409A.

(a) Anything in this Agreement to the contrary notwithstanding, if at the time of Executive's separation from service within the meaning of Section 409A of the Code, the Company determines that Executive is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive's separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive's separation from service, or (B) Executive's death. It is the intention of the parties that none of the payments provided herein be considered deferred compensation subject to such tax.

(b) To the extent that any payment or benefit described in this Agreement constitutes "non-qualified deferred compensation" under Section 409A of the Code, and to the extent that such payment or benefit is payable upon Executive's termination of employment, then such payments or benefits shall be payable only upon the Executive's "separation from service." The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(c) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(d) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of such Section.

8. Miscellaneous.

(a) No Funding. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this Agreement, and the rights of Executive to any benefits hereunder shall be solely those of a general, unsecured creditor of the Company.

(b) Beneficiaries. In the event of Executive's death, any amount or benefit payable or distributable to Executive pursuant to this Agreement shall be paid to the beneficiary designated by Executive for such purpose in the last written instrument received by the Company prior to Executive's death, if any, or, if no beneficiary has been designated, to Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company.

(c) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof. Executive acknowledges that he is not a party to any employment agreement, equity award agreement or compensation plan other than as specifically referenced in this Agreement and that he is not entitled to any compensation or other payments other than as specifically referenced herein.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the patiies hereto and their respective heirs, personal representatives and, to the extent pem1itted by Section 7(g), successors and assigns. The Company will require its successors to expressly assume its obligations under this Agreement.

(g) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement.

(h) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Executive shall constitute a waiver of any other right or breach by Executive.

(i) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

Address for the Executive:

[ADDRESS]

[E-MAIL ADDRESS]

Address for the Company:

Enzon Pharmaceuticals, Inc.

Attn: Jonathan Christodoro

[E-MAIL ADDRESS]

Any party may change the address set forth above by notice to each other party given as provided herein.

(j) Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(k) Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE FILED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

(l) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities of any nature whatsoever.

(m) Withholding Taxes. The Company may withhold from any benefits payable under this Agreement or any other agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

(n) No Right to Continued Employment. Executive understands that this Agreement is not an employment contract and nothing contained herein creates any right to continuous employment with the Company, or to employment by the Company for any specified period of time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ENZON PHARMACEUTICALS, INC.

/s/ Richard L. Feinstein
By: Richard L. Feinstein

/s/ George W. Hebard III
George W. Hebard III